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                                                                  EXHIBIT 10.2.2


                                    EXHIBIT B
                           SOFTWARE LICENSE AGREEMENT

Lessee (hereinafter referred to as "Licensee") will acquire under lease certain Siemens Stromberg-Carlson (hereinafter referred to as "Licensor") products the "Designated Product" (defined below), which utilizes the "Software Product" in the operation of the Designated Product. The Software Product is furnished pursuant to the following terms and conditions.

1.    DEFINITIONS

      In addition to definitions contained elsewhere herein, certain terms shall have meanings as follows:

      1.1 "Affiliate" means any other entity directly or indirectly controlling or controlled by a party hereto or directly or indirectly controlled by a parent entity in common with such party. Control means the ownership of at least fifty (50) percent of the voting rights in such entity. And, as to Licensor, includes the partners comprising it and their parents, subsidiaries and subsidiaries of such parents.

      1.2 "Designated Product" means the Siemens Stromberg-Carlson equipment supplied to the Licensee under a lease of which this Software License Agreement forms a part.

      1.3   "Modification" means any change to the Software Product.

      1.4 "Modification Grant-Back Rights" means royalty-free, worldwide non-exclusive rights to make, have made, license (including disposition to an end-user) and use under copyrights to software, patents, copyrights to firmware and semiconductor mask registration rights in and to Modifications and to make derivative works with the right to sub-license to Affiliates (such sublicense to survive any subsequent termination of the affiliation).

      1.5 "Software Product" means the software computer program, including activated and non-activated features, which is provided for use in the operation of the Designated Product and which includes the following materials: (i) a set of machine readable computer program instructions recorded on magnetic tape or other storage media; (ii) a source code listing of the data base portion (if any) of the computer program instructions, augmented by the programmer's annotations; (iii) an releases, issues or short sequences of computer program instruction modifications ("patches") furnished by Licensor to the Licensee as a replacement for, or for the modification of, previously furnished materials; (iv) all derivative works or Modifications, by whomever made, of any of the foregoing; and (v) all copies of any of the foregoing, in whole or in part, by whomever made.

2.    LICENSE GRANT

      In consideration of the right-to-use fee stated in the Licensor's invoice for the Designated Product, the Licensor grants for as long as Licensee or its authorized assignee uses the Designated Product in the manner provided below, and the Licensee accepts, an indivisible, non-exclusive and non-transferable (except as provided in Section 2.1) license in each Software Product furnished hereunder to use the Software Product, less the non-activated features, only on the Designated Product for the sole purpose of operating the Designated Product as a public telecommunications switching system subject to the following conditions.

      2.1 The Licensee Agrees: (i) to limit its use of each Software Product solely to the operation of the Designated Product on which it was originally installed and no other purpose; (ii) to limit its making of copies of the Software Product, in whole or in part, to copies reasonably necessary for the operation of the Designated Product and for archival purposes and shall make none other; (iii) to reproduce all proprietary notices, including the copyright notices of the Licensor, which appear on or are encoded within the Software Product in the form or forms in which the Software Product is received from the Licensor, upon all copies, derivative works or other modifications which the Licensee shall make; (iv) that the Software Product (physical materials, including all copies by whomever made) shall be the property of the Licensor, (v) not to do, cause or permit to be done, anything to activate any of the subsisting non-activated computer instruction steps therein; (vi) not to, nor attempt to, decompile or reverse assemble all or any portion of the Software Product, nor shall it authorize or permit any others to do so; and vii) that the Software Product is the proprietary material of Licensor and Licensee shall keep the Software Product confidential, treat it as it does its own proprietary materials and disclose it only to its employees that have a need to know and third parties who are needed to maintain the Designated Product provided such third parties have agreed in writing to keep the Software Product confidential.

      2.2 Licensor reserves to itself the exclusive right to cause the subsisting non-enabled program instruction steps to be activated (by the issuance under this License of a version of Software Product having the applicable additional computer instruction steps enabled) pursuant to standard right-to-use software license upgrade fees or, in the absence of a standard upgrade fee, for an upgrade fee to be negotiated.

      2.3 As an additional fee required hereunder for the Software Product, the Licensee shall further pay to the Licensor any state or local taxes, however designated, levied against and paid by the Licensor, based upon this transaction or based upon Licensor's or the Licensee's interests in the Software Product, including sales, privilege, use, personal, property or intangible property taxes, exclusive, however, of taxes based upon net income.

      2.4 Notwithstanding any other provision hereof, in the event Licensor develops or makes, or has developed or made, Modification(s) to the Software Product which represent, in Licensor's sole judgment, value added to the Designated Product or which represent an improvement of performance of the Designated Product, the Licensor reserves the right to market the Modification(s) as a separate offering requiring payment of an additional right-to-use fee and which, at the Licensor's option, may require the Licensee to execute a new Software License Agreement.
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      2.5   The Licensee hereby grants and agrees to grant to the Licensor, to the extent it lawfully may, Modification Grant-Back Rights related to any development, whether made by the Licensor, Licensee or agents of the Licensee, of all or any portion of any Software Product furnished hereunder pursuant to any request or specifications by the Licensee for a design different from Licensor's design, and regardless of whether or not the Licensee has compensated the Licensor for its performance of such development. Title to patents, copyrights, trade secrets and mask registrations developed by Licensor pursuant to any request or specification by the Licensee, and regardless of whether the Licensee has compensated the Licensor for its performance of such development, shall vest in Licensor. Licensee, however, shall receive a royaltyfree license of the same scope as this Software License Agreement to the results of such development.

      2.6 The Licensee shall not merge any Software Product with other software computer program materials to form a derivative work or otherwise make Modifications or alter a Software Product in any manner whatsoever.

      2.7 The Licensee agrees that any communication or other disclosure of information it makes to the Licensor related to a request/specification for any Modification to Licensor's design of the Software Product shall be made upon a non-confidential basis without any manner of restriction of the Licensor in its use or dissemination of received information.

      2.8 The Licensor or the Licensee shall have the right to terminate this License in the event of any default by the other party which the defaulting party fails to correct within a period of sixty (60) days after the receipt of notice thereof from the non-defaulting party, or immediately and without notice in the event that any bankruptcy arrangement for the benefit of creditors or insolvency proceedings are commenced by or against the Licensee, or in the event of the appointment of an assignee for the benefit of creditors or a receiver of the Licensee or its properties. However, in the event at the time the Licensor shall be entitled to exercise the foregoing right to immediately and without notice terminate this License, and such termination would cause interruption of service to governmentally franchised telephone common carrier subscribers, the Licensor agrees in good faith (but with due regard to the protection of licensed interests) to provide its best efforts to cooperate with the enfranchising authority to avoid disruption of such services. No termination hereunder shall prejudice any of the non-defaulting party's rights arising prior thereto or shall limit in any way the other remedies available to the non-defaulting party.

      2.9 Upon cessation of use of the Designated Product, the Licensee shall, as instructed by the Licensor, either return the Software Product to the Licensor or destroy the Software Product.

      2.10 Should any obligation of either party under this License be found illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision of this License, all of which shall remain enforceable in accordance with their terms. Should any obligations of either party under this License be found illegal or unenforceable by reason of being excessive in extent or breadth with respect to duration, scope or subject matter, such obligations shall be deemed and construed to be reduced to the maximum duration, to the end that such obligations shall be and remain enforceable to the maximum extent allowable.

      2.11 Any notice or other communication required or permitted to be made or given hereunder to either party hereto shall be sufficiently made or given on the date of mailing, if sent to such party by certified mail, return receipt requested, postage prepaid, addressed to it at its address set forth in this Agreement.

      2.12 The Licensee's rights hereunder are assignable, but only as part of a transaction in which ownership of the Designated Product is transferred to an Affiliate of Licensee or as part of a sale or transfer of substantially all of the assets of Licensee. It is agreed that as a condition to the exercise of the Licensee's right to assign this License, the Licensee shall have previously obtained and provided to Licensor a written assignment in which the assignor identifies and incorporates by reference this License and intermediate assignments prior to any physical transfer or Turnover of the Software Product to such assignee.

3.    PATENT OR COPYRIGHT OR TRADEMARK INFRINGEMENT

      Licensor agrees, at its expense, to defend and indemnify Licensee in any suit, claim or proceeding brought against Licensee alleging that any Software Product licensed hereunder directly infringes any U.S. Letters Patent, U.S. Copyright or U.S. Trademark, provided Licensor is promptly notified, given assistance required and permitted to direct the defense. Further, Licensor agrees to pay any judgment based on infringement rendered in such suit by final judgment of a court of last resort, but Licensor shall have no liability for settlements or costs incurred without its consent. Should the use of the Software Product by Licensee be enjoined, or in the event that Licensor desires to minimize its liability hereunder, Licensor may fulfill its obligations hereunder by either substituting non-infringing equivalent software or modifying the infringing Software Product or portion thereof so that it no longer infringes, but remains functionally equivalent, or to obtain for Licensee, at the expense of Licensor, the right to continue use of such Software Product, or if in the sole judgment of Licensor none of the foregoing is feasible, Licensor may take back the Software Product and refund to Licensee the undepreciated amount of any paid-up fee that has been paid to Licensor. The foregoing states the entire liability of Licensor for patent, copyright or trademark infringement or for any breach of warranty of non-infringement, express or implied. The foregoing indemnity shall not apply to any suit, claim or proceedings based upon allegations that a process or method claim of a patent is infringed, nor to Infringements arising from modification of the Software Product by anyone other than Licensor, or to allegations of infringement based on the combination of the Software Product with software or products supplied by Licensee or others, nor to infringements arising from Software Products made to the specification or design of Licensee, and Licensee agrees to indemnify Licensor to an extent equivalent to that provided to the Licensee hereinabove in the event that any suit, claim or proceeding is brought against Licensor based upon any of the foregoing infringement circumstances which are excluded from the Licensor's indemnification to the Licensee.
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4.    WARRANTY AND DISCLAIMER OF WARRANTY

      4.1 Licensor warrants that the Software Products, other than the data base portion of the Software Product covered by this Agreement, will, at the time of Turnover, substantially conform to its functional description in Licensor's technical proposal. Licensee's sole remedy and Licensor's sole obligation shall be to deliver any amendments or alterations required to correct any such non-conforming Software which is found to be defective within a period of one (1) year after Turnover and which significantly affects its performance.

      4.2 Licensor warrants that the data base portion of the Software Product covered by this License shall substantially conform to the site dependent data submitted by Licensee. Licensee's sole remedy and Licensor's sole obligation shall be to correct any nonconforming data base which is found to be defective within a period of ninety
            (90) days after Turnover.

      4.3 The foregoing warranties do not extend to defects or non-conformities from any cause, including but not limited to, abuse, acts of God, improper installation, modifications or maintenance (if performed by other than Licensor) and other defects traceable to Licensee's acts or omissions; or defects or nonconformities in software, firmware or data base traceable to Licensee's errors, modifications or system changes.

      4.4 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BUYER FURTHER AGREES THAT LICENSOR WILL NOT BE LIABLE FOR ANY LOSS OF DATA OR USE, LOST PROFITS OR REVENUE, OR FOR ANY CLAIM OR DEMAND AGAINST BUYER BY ANY OTHER PARTY. IN NO EVENT WILL LICENSOR BE LIABLE FOR CONSEQUENTIAL DAMAGES, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.    LIMITATION OF LIABILITY

      5.1 LICENSOR SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE AND FROM ANY CAUSE, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF STATUTORY PROPRIETARY RIGHTS, INCLUDING PATENT, COPYRIGHT OR TRADEMARK (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3 ABOVE), OR ANY OTHER LEGAL THEORY, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE FURTHER AGREES THAT LICENSOR WILL NOT BE LIABLE FOR ANY LOSS OF DATA OR USE, LOST PROFITS OR REVENUE, OR FOR ANY CLAIM OR DEMAND AGAINST LICENSEE BY ANY OTHER PARTY.

      5.2 LICENSEE ASSUMES SOLE RESPONSIBILITY FOR ENSURING THAT THE BILLING CENTER CAN CORRECTLY READ CALL RECORDS. LICENSEE'S RESPONSIBILITY INCLUDES READING DAILY THE AMA FRAME AND/OR POLLING SYSTEM TAPE(S) BY THE BILLING SYSTEM COMPUTER TO ENSURE ALL TICKET INFORMATION IS PRESENT. RISK OF LOSS FOR ANY DATA, USE, REVENUE OR PROFIT ASSOCIATED THEREWITH IS ON LICENSEE.

6.    CHOICE OF LAW AND JURISDICTION

      The validity, performance and construction of these terms and conditions shall be governed by the laws of the State of Florida without regard to its Choice of Law provisions. Licensee hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Software License Agreement shall be brought in the courts of the State of Florida or in the United States court sitting in the State of Florida and hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of any such court and to all proceedings in such court.

7.    INTEGRATION

      This Software License Agreement constitutes the entire understanding of the parties hereto and supersedes all previous communications, representations and understandings between the parties with respect to the subject matter of this Software License Agreement.

WHEREFORE, the parties hereto manifest their agreement to the terms and conditions hereinabove, effective on the date first above written, by affixing hereto the signatures of their respective authorized representatives hereinbelow.

SIEMENS STROMBERG-CARLSON                TELECOMMUNICATIONS SERVICE CENTER, INC.
(LICENSOR)                               (LICENSEE)


By: /s/ [ILLEGIBLE]                      By: /s/ Harold Shankland
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                                         Harold Shankland, Pres.
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      (Name & Title)                              (Name & Title)

Date Signed: 28 May 1996                 Date Signed: May 1, 1996
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